SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 21, 2007
____________________________________________________

(formerly Mediquip Holdings, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	75-2263732
(formerly Delaware)	(IRS Employer Identification Number)
(State or other jurisdiction of incorporation or organization)

15473 East Freeway
Channelview, Texas 77530
(Address of principal executive offices)

Ronald E. Smith, President
Deep Down, Inc.
15473 East Freeway
Channelview, Texas 77530
(Name and address of agent for service)

(281) 862-2201
(Telephone number, including area code of agent for service)

Item 8.01 - Other Events

    On June 21, 2007 Deep Down, Inc. entered into a Letter of Intent to purchase Mako Technologies, Inc., a Louisiana corporation for a total acquisition price of approximately $14,500,000 consisting of a combination of cash, unsecured notes, and common stock.

    Consumation of the transaction is subject to the customary conditions of a definitive agreement, due diligence, audited financial statements and similar matters.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1                       Press Release dated June 21, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            DEEP DOWN, INC.

                            By: /s/ Ronald Smith
                            Ronald Smith, President

Date: June 21, 2007